Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 6, 2024, with respect to the consolidated financial statements of Halliburton Company, and the effectiveness of internal control over financial reporting, incorporated herein by reference.
/s/ KPMG LLP
KPMG LLP

Houston, Texas
May 15, 2024